                                                                     EXHIBIT 4.3


================================================================================


                             DOANE PET CARE COMPANY

                     and each of the Guarantors named herein


                          10 3/4% Senior Notes due 2010



                             ----------------------

                                    INDENTURE

                          Dated as of February 28, 2003

                             ----------------------



                            WILMINGTON TRUST COMPANY,

                                   as Trustee



================================================================================

                                TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                ----
                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions..................................................................................1
Section 1.2          Other Definitions...........................................................................26
Section 1.3          Incorporation by Reference of Trust Indenture Act...........................................26
Section 1.4          Rules of Construction.......................................................................27

                                   ARTICLE II.
                                 THE SECURITIES

Section 2.1          Form and Dating.............................................................................27
Section 2.2          Execution and Authentication................................................................29
Section 2.3          Registrar and Paying Agent..................................................................29
Section 2.4          Paying Agent To Hold Money in Trust.........................................................30
Section 2.5          Holder Lists................................................................................30
Section 2.6          Transfer and Exchange.......................................................................30
Section 2.7          Replacement Securities......................................................................44
Section 2.8          Outstanding Securities......................................................................45
Section 2.9          Temporary Securities........................................................................45
Section 2.10         Cancellation................................................................................45
Section 2.11         Defaulted Interest..........................................................................45
Section 2.12         CUSIP Numbers...............................................................................46

                                  ARTICLE III.
                                   REDEMPTION

Section 3.1          Notices to Trustee..........................................................................46
Section 3.2          Selection of Securities To Be Redeemed......................................................46
Section 3.3          Notice of Redemption........................................................................47
Section 3.4          Effect of Notice of Redemption..............................................................47
Section 3.5          Deposit of Redemption Price.................................................................47
Section 3.6          Securities Redeemed in Part.................................................................48
Section 3.7          Optional Redemption.........................................................................48
Section 3.8          Mandatory Redemption........................................................................49

                                   ARTICLE IV.
                                    COVENANTS

Section 4.1          Payment of Securities.......................................................................49
Section 4.2          SEC Reports.................................................................................49
Section 4.3          Limitation on Indebtedness..................................................................50
Section 4.4          Limitation on Restricted Payments...........................................................53

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                                        i


                                                                                                                PAGE
                                                                                                                ----

Section 4.5          Limitation on Restrictions on Distributions from Subsidiaries.
                       The Company shall not, and shall not permit any of its Restricted Subsidiaries to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:...............................56
Section 4.6          Limitation on Sales of Assets...............................................................57
Section 4.7          Limitation on Affiliate Transactions........................................................61
Section 4.8          Change of Control...........................................................................62
Section 4.9          Limitation on Sale of Restricted Subsidiary Capital Stock...................................63
Section 4.10         Future Subsidiary Guarantors................................................................63
Section 4.11         Limitation on Liens.........................................................................63
Section 4.12         Limitation on Sale/Leaseback Transactions...................................................64
Section 4.13         Designation of Restricted and Unrestricted Subsidiaries.....................................64
Section 4.14         Maintenance of Office or Agency for Registration of Transfer,
                       Exchange and Payment of Securities........................................................64
Section 4.15         Appointment to Fill a Vacancy in the Office of Trustee......................................65
Section 4.16         Provision as to Paying Agent................................................................65
Section 4.17         Maintenance of Corporate Existence..........................................................66
Section 4.18         Compliance Certificate......................................................................66
Section 4.19         Taxes.......................................................................................67
Section 4.20         Stay, Extension and Usury Laws..............................................................67
Section 4.21         Further Instruments and Acts................................................................67
Section 4.22         Effectiveness of Covenants..................................................................67

                                   ARTICLE V.
                                SUCCESSOR COMPANY

Section 5.1          Merger, Consolidation or Sale of Assets.....................................................67
Section 5.2          Successor Corporation Substituted...........................................................68

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

Section 6.1          Events of Default...........................................................................68
Section 6.2          Acceleration................................................................................70
Section 6.3          Other Remedies..............................................................................71
Section 6.4          Waiver of Past Defaults.....................................................................71
Section 6.5          Control by Majority.........................................................................72
Section 6.6          Limitation on Suits.........................................................................72
Section 6.7          Rights of Holders to Receive Payment........................................................72
Section 6.8          Collection Suit by Trustee..................................................................73
Section 6.9          Trustee May File Proofs of Claim............................................................73
Section 6.10         Priorities..................................................................................73
Section 6.11         Undertaking for Costs.......................................................................73



                                                                                                                PAGE
                                                                                                                ----
                                  ARTICLE VII.
                                     TRUSTEE

Section 7.1          Duties of Trustee...........................................................................74
Section 7.2          Rights of Trustee...........................................................................75
Section 7.3          Individual Rights of Trustee................................................................76
Section 7.4          Trustee's Disclaimer........................................................................76
Section 7.5          Notice of Defaults..........................................................................76
Section 7.6          Reports by Trustee to Holders...............................................................76
Section 7.7          Compensation and Indemnity..................................................................77
Section 7.8          Replacement of Trustee......................................................................77
Section 7.9          Successor Trustee by Merger.................................................................78
Section 7.10         Eligibility; Disqualification...............................................................79
Section 7.11         Preferential Collection of Claims Against Company...........................................79

                                  ARTICLE VIII.
                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1          Discharge of Liability on Securities; Defeasance............................................79
Section 8.2          Conditions to Defeasance....................................................................80
Section 8.3          Application of Trust Money..................................................................81
Section 8.4          Repayment to Company........................................................................81
Section 8.5          Indemnity for U.S. Government Obligations...................................................82
Section 8.6          Reinstatement...............................................................................82

                                   ARTICLE IX.
                                   AMENDMENTS

Section 9.1          Without Consent of Holders..................................................................82
Section 9.2          With Consent of Holders.....................................................................83
Section 9.3          Compliance with Trust Indenture Act.........................................................84
Section 9.4          Revocation and Effect of Consents and Waivers...............................................84
Section 9.5          Notation on or Exchange of Securities.......................................................84
Section 9.6          Trustee To Sign Amendments..................................................................84

                                   ARTICLE X.
                              SUBSIDIARY GUARANTEE

Section 10.1         Subsidiary Guarantee........................................................................85
Section 10.2         Limitation on Liability.....................................................................86
Section 10.3         Execution and Delivery of Subsidiary Guarantee..............................................87
Section 10.4         Successors and Assigns......................................................................87
Section 10.5         No Waiver...................................................................................88
Section 10.6         Right of Contribution.......................................................................88
Section 10.7         No Subrogation..............................................................................88
Section 10.8         Modification................................................................................88

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                                      iii


                                                                                                                PAGE
                                                                                                                ----
                                  ARTICLE XI.
                                 MISCELLANEOUS

Section 11.1         Trust Indenture Act Controls................................................................89
Section 11.2         Notices.....................................................................................89
Section 11.3         Communication by Holders with other Holders.................................................90
Section 11.4         Certificate and Opinion as to Conditions Precedent..........................................90
Section 11.5         Statements Required in Certificate or Opinion...............................................90
Section 11.6         When Securities Disregarded.................................................................90
Section 11.7         Legal Holidays..............................................................................91
Section 11.8         Governing Law...............................................................................91
Section 11.9         No Personal Liability of Directors, Officers, Employees and Stockholders....................91
Section 11.10        Successors..................................................................................91
Section 11.11        Multiple Originals; Counterparts............................................................91
Section 11.12        Severability................................................................................91
Section 11.13        Variable Provisions.........................................................................91
Section 11.14        Qualification of Indenture..................................................................91
Section 11.15        Table of Contents; Headings.................................................................91
Section 11.16        No Adverse Interpretation of Other Agreements...............................................92

EXHIBIT A Form of Global Security
EXHIBIT B Form of Certificate of Exchange
EXHIBIT C Form of Certificate of Acquiring Institutional Accredited Investor
EXHIBIT D Form of Notation of Guarantee
EXHIBIT E Form of Supplemental Indenture



                              CROSS-REFERENCE TABLE


TIA                                                                                               INDENTURE
SECTION                                                                                           SECTION
-------                                                                                           -------
310(a)(1)....................................................................................     7.10
   (a)(2)....................................................................................     7.10
   (a)(3)....................................................................................     N.A.
   (a)(4)....................................................................................     N.A.
   (b).......................................................................................     7.8; 7.10
   (c).......................................................................................     N.A.
311(a).......................................................................................     7.11
   (b).......................................................................................     7.11
   (c).......................................................................................     N.A.
312(a).......................................................................................     2.5
   (b).......................................................................................     11.3
   (c).......................................................................................     11.3
313(a).......................................................................................     7.6
   (b)(1)....................................................................................     N.A.
   (b)(2)....................................................................................     7.6
   (c).......................................................................................     7.6
   (d).......................................................................................     7.6
314(a).......................................................................................     4.2; 4.11; 11.2
   (b).......................................................................................     N.A.
   (c)(1)....................................................................................     12.4
   (c)(2)....................................................................................     12.4
   (c)(3)....................................................................................     N.A.
   (d).......................................................................................     N.A.
   (e).......................................................................................     12.5
   (f).......................................................................................     4.10
315(a).......................................................................................     7.1
   (b).......................................................................................     7.5; 11.2
   (c).......................................................................................     7.1
   (d).......................................................................................     7.1
   (e).......................................................................................     6.11
316(a)(last sentence)........................................................................     11.6
   (a)(1)(A).................................................................................     6.5
   (a)(1)(B).................................................................................     6.4
   (a)(2)....................................................................................     N.A.
   (b).......................................................................................     6.7
317(a)(1)......................................................................................     6.8
   (a)(2)....................................................................................     6.9
   (b).......................................................................................     2.4
318(a).......................................................................................     11.1


N.A. means Not Applicable.

----------------------------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE, dated as of February 28, 2003, among DOANE PET CARE COMPANY, a Delaware corporation (the "Company"), DPC INVESTMENT CORP., a Texas corporation, DOANE WINDY HILL JOINT VENTURE L.L.C., a Delaware limited liability company, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 3/4% Senior Notes due 2010 issued on the date hereof (the "Initial Securities"), the Holders of Additional Securities (as defined herein) and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 10 3/4% Senior Notes due 2010 provided in exchange for such Initial Securities or Additional Securities (the "Exchange Securities"):

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.

                  "1998 Indenture" means the Indenture, dated as of November 12, 1998, between the Company and Wilmington Trust Company, as trustee.

                  "1998 Notes" means the Company's $150.0 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2007.

                  "144A Global Security" means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "Additional Assets" means:

    (1) any property or assets, other than Indebtedness and Capital Stock, to be used by the Company or a Subsidiary of the Company in the pet food business, distribution activities on behalf of pet food business customers and other business activities that are incidental or related thereto;

    (2) the Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of that Capital Stock by the Company or another Subsidiary; or

    (3) Capital Stock constituting a minority interest in any Person that at the time is a Subsidiary; provided, however, that, in the case of clauses (2) and (3), the Subsidiary of the Company is primarily engaged in the pet food business, distribution activities on behalf of pet food business customers and other business activities that are incidental or related thereto.

                  "Additional Interest" means the additional interest, if any, required by Section 7 of the Registration Rights Agreement or any similar provision of a registration rights agreement with respect to Additional Securities.

                  "Additional Securities" means any Securities (other than the Initial Securities or Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the specified Person, any Person who is a director or officer of that Person or any Subsidiary of that Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.4, 4.6, 4.7 and 4.9 hereof only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock, on a fully diluted basis, of the Company or of rights or warrants to purchase the Voting Stock, whether or not currently exercisable, and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Applicable Premium" means, with respect to a Security at any redemption date, the greater of 1.0% of the principal amount of that Security and the excess of the present value at that time of the redemption price of the Security at March 1, 2007 (which redemption price is described in the table in Section 3.7 hereof and equal to 105.375%), plus all required interest payments due on the Securities through March 1, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points over the principal amount of the Security.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than:

    (1) a disposition by a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

    (2) a disposition of inventory or Cash Equivalents in the ordinary course of business;

    (3) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business; and

    (4) the sale of other assets so long as the Fair Market Value of the assets disposed of pursuant to this clause does not exceed $1.0 million in the aggregate in any fiscal year and $5.0 million in the aggregate prior to March 1, 2010.

                  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP), compounded annually, of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction, including any period for which the lease has been extended.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Agreement and any Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) Indebtedness under such Senior Credit Agreement including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary Guarantors whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated

Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date the lease may be terminated without penalty.

                  "Cash Equivalents" means:

    (1) U.S. Government Obligations having maturities of not more than one year from the date of acquisition;

    (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

    (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500.0 million;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause
    (3) above;

    (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of Investments, and in either case maturing within 270 days after the date of acquisition thereof;

    (6) interests in any investment company which invests solely in instruments of the type specified in clauses (1) through (5) above; and

    (7) in the case of Foreign Subsidiaries, substantially similar investments to those set forth in clauses (1) through (6) above, denominated in foreign currencies;

                  provided that references to the United States Government shall be deemed to mean foreign countries having a sovereign rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

                  "Change of Control" means the occurrence of any of the following events:

    (1) prior to the first public offering of Voting Stock of the Company or Holdings, as the case may be, the Permitted Holders become the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of less than 35% of the voting power of the Voting Stock of the Company or Holdings, whether as a result of issuance of securities of the Company or Holdings, as the case may be, any merger, consolidation, liquidation or dissolution of the Company or Holdings, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock of the Company or Holdings, as the case may be, than any other "person" or "group" of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act). For purposes of this paragraph (1) and paragraph (2) below, the Permitted Holders will be deemed to beneficially own any Voting Stock of a person (the "specified corporation") held by any other person (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, a majority of the voting power of the Voting Stock of the parent corporation; or

    (2) following the first public offering of Voting Stock of the Company or Holdings, as the case may be, (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in paragraph (1) above (except that a person shall be deemed to have "beneficial ownership" of all shares that any person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings, as the case may be and (B) that the Permitted Holders beneficially own, as defined in paragraph (1) above, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings, as the case may be. For purposes of this paragraph (2), the other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if the other person "beneficially owns," as defined in this paragraph (2), directly or indirectly, more than 35% of the voting power of the Voting Stock of the parent corporation and the Permitted Holders "beneficially own," as defined in paragraph (1) above, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the parent corporation; or

    (3) during any period of two consecutive years, individuals who at the beginning of that period constituted the board of directors, together with any new directors whose election by the board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office;

                  provided, that notwithstanding the foregoing, in the event a "change of control" occurs under the 1998 Indenture, a Change of Control shall be automatically deemed to occur under this Indenture.

                  "Clearstream" means Clearstream Banking, S.A.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Doane Pet Care Company, a Delaware corporation.

                  "Consolidated Cash Flow" for any period means the Consolidated Net Income for that period, plus, to the extent deducted in calculating the Consolidated Net Income:

    (1) income tax expense;

    (2) Consolidated Interest Expense;

    (3) depreciation expense;

    (4) amortization expense, in each case for that period; and

    (5) other non-cash charges reducing Consolidated Net Income, excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period;

                  in each case for such period, and minus, to the extent not already deducted in calculating Consolidated Net Income, the aggregate amount of "earnout" payments paid in cash during the period in connection with acquisitions previously made by the Company and non-cash items increasing Consolidated Net Income for the period.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of the determination to Consolidated Interest Expense for those four fiscal quarters; provided, however, that:

    (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of that period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for the period shall be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been Incurred on the first day of that period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if the discharge had occurred on the first day of the period;

    (2) if since the beginning of the period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for the period shall be reduced by an amount equal to the Consolidated Cash Flow, if positive, attributable to the assets that are the subject of the Asset Disposition for the period or increased by an amount equal to the Consolidated Cash Flow, if negative, attributable thereto for the period, and Consolidated Interest Expense for the period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with the Asset Disposition for that period, or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Indebtedness after the sale;

    (3) if since the beginning of the period the Company or any of its Restricted Subsidiaries, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary of the Company, or any Person that becomes a Restricted Subsidiary of the Company, or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for the period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Investment or acquisition occurred on the first day of the period; and

    (4) if since the beginning of the period any Person, that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of the period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary of the Company during that period, Consolidated Cash Flow and Consolidated Interest Expense for that period shall be calculated after giving pro forma effect thereto as if the Asset Disposition, Investment or acquisition occurred on the first day of the period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on that Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Hedging Obligation applicable to that Indebtedness if the Hedging Obligation has a remaining term in excess of 12 months.

                  "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated in accordance with GAAP), after eliminating:

    (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

    (2) all current maturities of long-term indebtedness.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in that interest expense:

    (1) interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Indebtedness;

    (2) amortization of debt discount and debt issuance cost, other than those debt discounts and debt issuance costs Incurred on the Issue Date;

    (3) capitalized interest;

    (4) non-cash interest expense;

    (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (6) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

    (7) net costs associated with Hedging Obligations, including amortization of fees;

    (8) the product of all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Restricted Subsidiary multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and

    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person, other than the Company, in connection with Indebtedness Incurred by the plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income:

    (1) any net income (loss) of any Person if the Person is not a Restricted Subsidiary, except that subject to the limitations contained in clause (3) below, the Company's equity in the net income of any Person for the period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by the Person during that period to the Company or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below, and the Company's equity in a net loss of any such Person for that period shall be included in determining Consolidated Net Income;

    (2) any net income (loss) of any Restricted Subsidiary if the Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by that Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the limitations contained in (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary during the period to the Company or another Restricted Subsidiary as a dividend, subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause, and the Company's equity in a net loss of any such Restricted Subsidiary for the period shall be included in determining Consolidated Net Income;

    (3) any gain, but not loss, realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries, including pursuant to any Sale/Leaseback Transaction, that are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

    (4) any extraordinary gain or loss;

    (5) the cumulative effect of a change in accounting principles; and

    (6) the noncash effect of charges recorded as a consequence of Financial Accounting Standard No. 142 to the extent the amount of any such charges exceeds the amount of amortization that would occur in the absence of the adoption of Financial Accounting Standard No. 142 (assuming a 40-year amortizable life of the asset that is the subject of such charge).

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

    (1) the excess of cost over Fair Market Value of assets or businesses acquired;

    (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

    (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (4) minority interests in consolidated Restricted Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

    (5) treasury stock; and

    (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

                  "Consolidated Net Worth" means the total of amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for the Company ending prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of that Person that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event:

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

    (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 91 days after the Stated Maturity of the Securities.

                  "Domestic Consolidated Net Tangible Assets" means Consolidated Net Tangible Assets less Foreign Consolidated Net Tangible Assets.

                  "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any jurisdiction within the United States of America or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

                  "Equity Investors" means J.P. Morgan Partners (BHCA), L.P., Bruckman, Rosser, Sherrill & Co., L.P., DLJ Merchant Banking Partners, L.P. and Summit Capital, Inc.

                  "Equity Offering" means any public or private offering for cash by the Company or Holdings of its common stock, or options, warrants or rights with respect to its common stock (other than Disqualified Stock) whether made pursuant to a registration statement that has been declared effective by the SEC (other than on Form S-4 or S-8), or otherwise.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement or any similar agreement with respect to Additional Securities.

                  "Exchanging-Dealer" means a broker-dealer participating in the Exchange Offer.

                  "Fair Market Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "Foreign Consolidated Current Liabilities" means as of the date of determination, the aggregate amount of liabilities of the Foreign Subsidiaries of the Company which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

         (1) all intercompany items between the Foreign Subsidiaries of the Company; and

         (2) all current maturities of long-term Indebtedness.

                  "Foreign Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Foreign Subsidiaries of the Company as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Foreign Subsidiaries of the Company, after giving effect to purchase accounting and after deducting therefrom Foreign Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

    (1) the excess of cost over Fair Market Value of assets or businesses acquired;

    (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

    (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (4) minority interests in consolidated Foreign Subsidiaries held by Persons other than the Company or any Subsidiary;

    (5) treasury stock; and

    (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Foreign Consolidated Current Liabilities.

                  "Foreign Credit Agreements" shall mean those certain credit agreements existing on the Issue Date to which any of the Company's Foreign Subsidiaries is a party or by which any of them is bound and which are reflected on the Company's internal financial statements as of the Issue Date.

                  "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Security Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

                  "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4), 2.6(d)(2) or 2.6(f) hereof.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness (other than Disqualified Stock) of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

                  "Hedging Obligations" means, with respect of any specified Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or similar arrangements providing for protections against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in commodity prices, currency exchange rates or interest rates,

                  in each case, entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries, as determined in good faith by the Board of Directors or senior management of the Company, on customary terms entered into in the ordinary course of business.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holdings" means Doane Pet Care Enterprises, Inc., a Delaware corporation.

                  "IAI Global Security" means the Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable, directly or indirectly, contingently or otherwise, for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

    (1) the principal of and premium, if any, in respect of indebtedness of that Person for borrowed money;

    (2) the principal of and premium, if any, in respect of obligations of that Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all obligations of that Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto, other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third business day following receipt by the Person of a demand for reimbursement following payment on the letter of credit;

    (4) all obligations of that Person to pay the deferred and unpaid purchase price of property or services, other than contingent or "earn-out" payment obligations and Trade Payables and accrued expenses Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

    (5) all Capitalized Lease Obligations and all Attributable Indebtedness of that Person;

    (6) all Indebtedness of other Persons secured by a Lien on any asset of that Person, whether or not such Indebtedness is assumed by that Person, provided, however, that the amount of Indebtedness of such Person shall be the lesser of the Fair Market Value of the asset at the date of determination and the amount of such Indebtedness of such other Persons;

    (7) all Indebtedness of other Persons to the extent Guaranteed by such Person;

    (8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock, but excluding, in each case, any accrued dividends; and

    (9) to the extent not otherwise included in this definition, obligations of such Person under Hedging Obligations.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above as such amount would be reflected on a balance sheet in accordance with GAAP and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

                  "Investment Grade Status" shall occur when the Securities receive a rating of "BBB--" or higher (with a stable outlook) from Standard & Poor's Ratings Group and a rating of "Baa3" or higher from Moody's Investors Service, Inc. (with a stable outlook) (or, if either such entity ceases to rate the Securities for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency).

                  "Issue Date" means the date on which the Initial Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form, therefrom, in each case net of:

    (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

    (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

    (3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition; and

    (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition, provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

                  "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Non-Recourse Debt" means Indebtedness:

    (1) as to which neither the Company nor any of its Restricted Subsidiaries
    (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers (for which in the case of the annual Officers' Certificate delivered pursuant to Section 4.18, at least one of such Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 11.4 and 11.5 of this Indenture and is delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee and that complies with Sections 11.4 and 11.5 of this Indenture and is delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Securities.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Permitted Holders" means the Equity Investors and their respective Affiliates.

                  "Permitted Investment" means:

    (1) any Investment in a Restricted Subsidiary of the Company or a Person that will, upon making the Investment, become a Restricted Subsidiary; provided, however, that the primary business of the Restricted Subsidiary is a Related Business;

    (2) any Investment in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company; provided, however, that the Person's primary business is a Related Business;

    (3) any Investment in Cash Equivalents;

    (4) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

    (8) Investments the payment for which consists exclusively of Capital Stock, exclusive of Disqualified Stock, of the Company;

    (9) any Investment that existed on the Issue Date;

    (10) loans or advances to employees and directors to purchase Capital Stock of the Company or Holdings; provided that the aggregate amount of loans and advances shall not exceed $2.0 million at any time outstanding;

    (11) any Investment in another Person to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Disposition effected in compliance with Section 4.6 hereof;

    (12) prepayment and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries;

    (13) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and

    (14) any Investment in another Person, provided that the aggregate Investments made pursuant to this clause shall not exceed in the aggregate $25.0 million at any one time outstanding, measured as of the date made and without giving effect to subsequent changes in value, provided further that such amount shall be increased by an amount equal to any return of capital received from any Investment.

                  "Permitted Liens" means, with respect to any Person:

    (1) (x) Liens securing Indebtedness and other obligations of the Company and its Restricted Subsidiaries under the Senior Credit Agreement and Liens on assets of Subsidiaries securing Guarantees of Indebtedness and other obligations under the Senior Credit Agreement permitted to be Incurred under this Indenture in an aggregate principal amount at any one time outstanding not to exceed $280.0 million less the aggregate amount of permanent reductions of commitments to extend credit thereunder and repayment of principal thereof after the Issue Date and (y) Liens securing Hedging Obligations granted in favor of lenders or affiliates of lenders under the Senior Credit Agreement which Liens shall be limited to the collateral securing the obligations under the Senior Credit Agreement; provided that in the event the Consolidated Coverage Ratio is 2.50:1.00 or greater at the time of the Incurrence of any such Lien described in this clause (1), the foregoing limit shall be inapplicable; provided further that Liens permitted under this clause (1) shall not be used to secure Indebtedness that is issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund, the 1998 Notes;

    (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

    (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

    (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

    (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

    (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

    (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

    (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

    (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business; provided that:

         (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

         (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

    (11) Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

         (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

         (b) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

    (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

    (13) Liens existing on the Issue Date (other than Permitted Liens under clauses (1) and (21) of this Definition);

    (14) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

    (15) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

    (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Restricted Subsidiary;

    (17) Liens securing the Securities and Subsidiary Guarantees;

    (18) Liens securing Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the amounts permitted by Section 4.3 hereof;

    (19) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

    (20) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

    (21) Liens not otherwise permitted by clauses (1) through (20) above encumbering assets having a book value not in excess of 5% of Domestic Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available to Holders ending prior to the date the Lien shall be Incurred.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the security which is due or overdue or is to become due at the relevant time.

                  "Private Placement Legend" means the legend set forth in
Section 2.6(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

    (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

    (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

    (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced plus (y) without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, underwriting discounts, commissions and other expenses Incurred in connection with the issuance of the Refinancing Indebtedness and the repayment of the Indebtedness being refinanced); and

    (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or a Subsidiary Guarantee on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 28, 2003, between the Company, DPC Investment Corp., Doane/Windy Hill Joint Venture L.L.C. and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

                  "Regulation S Permanent Global Security" means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Security" means a temporary Global Security substantially in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

                  "Related Business" means the pet food business, distribution activities on behalf of pet food business customers and such other business activities which are incidental or related thereto.

                  "Restricted Definitive Note" means a Definitive Security bearing the Private Placement Legend.

                  "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that property to a Person and the Company or a Subsidiary leases it from that Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company and/or any Subsidiary secured by a Lien.

                  "Securities" means securities issued under this Indenture. The Initial Securities, Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities, Exchange Securities and any Additional Securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

                  "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Amended and Restated Credit Agreement dated as of May 8, 2000, as amended as of March 21, 2001 and March 22, 2002 and as further amended as of February 10, 2003 and February 26, 2003, entered into among Holdings, the Company, as borrower, JPMorgan Chase Bank, as administrative agent, DLJ Capital Funding, Inc., as syndication agent, and Firstar Bank, N.A., as documentation agent, and the lenders parties thereto from time to time) together with the related documents thereto (including, without limitation, any Guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.3 hereof) or adding Subsidiaries of the Company as additional borrowers, collateral or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more debt facilities or commercial paper facilities, indentures or other agreements, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters or credit, together with related documents thereto (including, without limitation, any Guarantee agreements and security documents).

                  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1 Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such regulation is in effect on the date of this Indenture.

                  "Stated Maturity" means, with respect to any Indebtedness or Preferred Stock, the date specified in such security as the fixed date on which the payment of principal of such Indebtedness or Preferred Stock is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligation" means any Indebtedness (other than Disqualified Stock) of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                  "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

                  "Subsidiary Guarantor" means DPC Investment Corp., Doane/Windy Hill Joint Venture L.L.C. and any Subsidiary that is required to guarantee the Securities pursuant to Section 4.10.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6(d) hereof.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) that has become publicly available at least two business days prior to the redemption date, or, if such statistical release is no longer published, any publicly available source or similar market data, most nearly equal to the period from the redemption date to March 1, 2007; provided, however, that if the period from the redemption date to March 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Definitive Note" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

    (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.4 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date by Section 4.3 hereof, the Company will be in Default. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under
Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no

Default or Event of Default would be in existence following such designation. Notwithstanding the restrictions set forth above in this definition, Doane International Pet Products LLC, a Delaware limited liability company (or any successor thereto), shall, to the extent a Subsidiary, be deemed an Unrestricted Subsidiary so long as it (or its successor) is not a Wholly-Owned Subsidiary, at which time it shall be an Unrestricted Subsidiary only as provided above.

                  "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

                  "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Restricted Subsidiary.


                  Section 1.2 Other Definitions.



                                                          DEFINED IN
TERM                                                        SECTION
----                                                        -------
"Affiliate Transaction"                                     4.7
"Authenticating Agent"                                      2.2
"Bankruptcy Law"                                            6.1
"covenant defeasance option"                                8.1(b)
"Custodian"                                                 6.1
"Exchange Securities"                                      Preamble
"Event of Default"                                          6.1
"Excess Proceeds"                                           4.6(b)
"Initial Securities"                                       Preamble
"legal defeasance option"                                   8.1(b)
"Legal Holiday"                                            11.8
"Obligations"                                              10.1
"Offer"                                                     4.6(e)
"Offer Amount"                                              4.6(f)
"Offer Period"                                              4.6(f)
"Paying Agent"                                              2.3
"Purchase Date"                                             4.6(f)
"Registrar"                                                 2.3
"Restricted Payment"                                        4.4(a)
"Successor Company"                                         5.1

                  Section 1.3 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

                  Section 1.4 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                  ARTICLE II.

                                 THE SECURITIES

                  Section 2.1 Form and Dating.

                  (a) General. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Security Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  (c) Temporary Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(b) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the

Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

                  Section 2.2 Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

                  The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $213.0 million
(ii) if and when issued, the Additional Securities (which may be in the form of Initial Securities or in the form of Exchange Securities) and (iii) Exchange Securities for issue only in a registered exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities. The Company may issue Additional Securities under this Indenture subsequent to the Issue Date in an unlimited principal amount, provided that such issuance does not violate any provision of this Indenture.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent. The Paying Agent or the Registrar may resign as such upon 30 days' prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

                  Section 2.4 Paying Agent To Hold Money in Trust. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and premium (if any) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, interest and premium (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  Section 2.6 Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                  (2) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act;

                  (3) owners of beneficial interests in a Global Security are required to obtain Definitive Securities pursuant to any applicable law or regulation; or

                  (4) owners of beneficial interests in a Global Security request to receive Definitive Securities and the Company consents to such request, which consent shall not be unreasonably withheld or delayed.

                  Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section
2.7 or 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.6(b), (c) or (f) hereof.


                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend;

         provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance with
                  the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or


                  (B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary to
                   the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.6(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global

         Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

                  (A) (if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:


                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                  (1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:


                  (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule

144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(3) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

                  (1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(b) thereof; or

                  (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (c) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

                  (2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                                    (A) such exchange or transfer is effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) such transfer is effected pursuant to
the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by an
Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                           (i) if the Holder of such Definitive Securities
proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (ii) if the Holder of such Definitive Securities
proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                  (3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive

         Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

                  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

         (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer will be made pursuant to
Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C) if the transfer will be made pursuant to
any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                                    (A) such exchange or transfer is effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) any such transfer is effected pursuant
to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) any such transfer is effected by an
Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                           (i) if the Holder of such Restricted Definitive
Securities proposes to exchange such Securities for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                           (ii) if the Holder of such Restricted Definitive
Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
         Section 2.2, the Trustee shall authenticate:

                  (1) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal, among other things, that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer; and

                  (2) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer.

                  Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                                    (A) Except as permitted by subparagraph (B)
below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B)

                  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                                    (B) Notwithstanding the foregoing, any
Global Security or Definitive Security issued pursuant to subparagraphs (b)(iv),
(c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

                  "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH

                  OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request.

                  (2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.15 and 9.5 hereof).

                  (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

                  (4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                  (5) Neither the Company nor the Trustee shall be required
         (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                  (6) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (7) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Section 2.7 Replacement Securities If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the

Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

                  Section 2.8 Outstanding Securities The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 11.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

                  If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

                  Section 2.9 Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

                  Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (as provided in Section 4.1) in any lawful manner. The Company may pay the defaulted interest to the persons who are

Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.11.

                  Section 2.12 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III.

                                   REDEMPTION

                  Section 3.1 Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.7 hereof, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and, if the Trustee so requests, an Opinion of Counsel to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

                  Section 3.2 Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the national securities exchange, if any, on which the Securities are listed or, of the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.3.

                  Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is on or after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Section 3.5 Deposit of Redemption Price. No later than 10:00 a.m. (New York City time) on the date on which any principal, interest and premium (if any) on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a

Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. If the Company complies with the provisions of this paragraph, then on and after the redemption date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

                  Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  Section 3.7 Optional Redemption.

                  (a) Except as set forth below, the Securities will not be redeemable at the option of the Company prior to March 1, 2007. On and after March 1, 2007, the Company may redeem all or, from time to time, part of the Securities, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 1 of the years set forth below:

        YEAR                                      REDEMPTION PRICE
        ----                                      ----------------
        2007                                      105.375%
        2008                                      102.688%
        2009 and thereafter                       100.000%

                  (b) Notwithstanding the foregoing Section 3.7(a), prior to March 1, 2007, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities, including the Additional Securities, if any, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:

                  (1) at least 65% of the original aggregate principal amount of the Securities, including the Additional Securities, if any, remains outstanding after each such redemption; and

                  (2) the redemption occurs within 60 days after the closing of such Equity Offering.

                  (c) At any time on or prior to March 1, 2007, the Company (or a third party) may redeem the Securities as a whole at its (or their) option upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice, but in no event more than 90 days after the occurrence of the Change of Control, mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

                  (d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

                  Section 3.8 Mandatory Redemption.

                  The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

                                  ARTICLE IV.

                                    COVENANTS

                  Section 4.1 Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and premium (if any) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and premium (if any) then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful and it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Additional Interest, if any) (without regard to any applicable grace period) at the same rate as on overdue principal to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, interest or premium (if any) payments hereunder.

                  Section 4.2 SEC Reports(a) Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and within 15 days after the reports are filed, provide the Trustee and the registered holders of the Securities, at their addresses as set forth in the register of Securities, with the annual reports and the information, documents and other reports which are otherwise required pursuant to Section 13 and 15(d) of the Exchange Act, except that the Company shall not be required to make such a filing if the Staff of the SEC will not accept such a filing (in which case, the Company shall make available such reports to the Trustee and the holders of the Securities within 15 days after the date such reports would have been required to be filed). In addition, following the registration of the common stock of the Company or

Holdings pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company shall make available to the Trustee and the holders of the Securities, promptly upon their becoming available, copies of the Company's (or Holdings', as the case may be) annual report to stockholders and any other information provided by the Company or Holdings to its public stockholders generally. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Securities remain outstanding, they will furnish to the holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (which requirement may be satisfied by a Form 10-K or 10-Q, as applicable, for so long as such periodic reports satisfy the information requirements of Rule 144A(d)(4)) under the Securities Act to permit holders of the Securities to resell the Securities pursuant to Rule 144A thereunder.

                  (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include consolidating financial information for such Unrestricted Subsidiaries to the extent not inconsistent with the Securities Act, the Exchange Act or the rules and regulations thereunder or GAAP.

                  Section 4.3 Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date thereof:

                  (1) the Consolidated Coverage Ratio would be greater than 2.00:1.00; and

                  (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring Indebtedness.

                  (b) Notwithstanding Section 4.3(a), the Company and its Subsidiaries may Incur the following Indebtedness:

                  (1) Bank Indebtedness of the Company or its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (1) does not exceed an amount outstanding at any time equal to $280.0 million less the aggregate amount of permanent reductions of commitments to extend credit thereunder and repayments of principal thereof after the Issue Date, in each case without duplication of repayments required as a result of such reductions of commitments;

                  (2) Indebtedness of the Company owed to any Wholly Owned Restricted Subsidiary and of any Restricted Subsidiary owed to the Company or any Wholly Owned Restricted Subsidiary; provided, however,

                           (A) if the Company is the obligor on such
                  Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                           (B) if a Restricted Subsidiary is the obligor on such
                  Indebtedness, such Indebtedness is made pursuant to an intercompany note;

                           (C) if a Restricted Subsidiary is the obligor on such
                  Indebtedness and the Company is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Restricted Subsidiary; and

                           (D) any subsequent issuance or transfer of Capital
                  Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary (other than as collateral to secure Bank Indebtedness) of the Company and (y) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (3) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clauses (1), (2) or (6)) outstanding on the Issue Date, including the 1998 Notes and the Guarantees related thereto, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or Section 4.3(a);

                  (4) Indebtedness represented by the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (6) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) 40% of Foreign Consolidated Net Tangible Assets and (y) $40.0 million; and

                  (7) Indebtedness of the Company and its Restricted Subsidiaries, which may comprise Bank Indebtedness, in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, will not exceed $25.0 million.

                  (c) Notwithstanding any other provision of this Section 4.3, except as set forth in the proviso hereto, the Company and its Restricted Subsidiaries shall not Incur any Indebtedness pursuant to Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligation or Guarantor Subordinated Obligation, as the case may be, unless such Indebtedness constitutes Refinancing Indebtedness; provided, however, that the Company and its Restricted Subsidiaries shall be permitted to Incur such Indebtedness pursuant to Section 4.3(b) if such Indebtedness is incurred for the purpose of making payments set forth in Section 4.4(b)(9).

                  (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to, and in compliance with, this Section 4.3:

                  (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.3(b), or is entitled to be Incurred pursuant to
         Section 4.3(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.3;

                  (2) all Indebtedness outstanding on the date of this Indenture under the Senior Credit Agreement shall be deemed outstanding under
         Section 4.3(b)(1);

                  (3) all Indebtedness under Foreign Credit Agreements outstanding on the Issue Date shall be deemed outstanding under Section 4.3(b)(6) (notwithstanding Section 4.3(d)(1));

                  (4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

                  (5) the principal amount of any Disqualified Stock of the Company or a Subsidiary or Preferred Stock of a Subsidiary will be equal to the liquidation preference thereof, together with any dividend thereon that is more than 30 days past due;

                  (6) accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.3; and

                  (7) for any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                  Section 4.4 Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, after the Issue Date, to

                  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving the Company, except (i) dividends or distributions payable in its Capital Stock, other than Disqualified Stock, and (ii) dividends or distributions payable to the Company or another Restricted Subsidiary, and, if the Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to its other holders of common Capital Stock on a pro rata basis;

                  (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock (including, without limitation, Disqualified Stock) of the Company held by Persons other than the Company or another Restricted Subsidiary; (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations, other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition; or

                  (4) make any Investment, other than a Permitted Investment, in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or the Restricted Subsidiary makes the Restricted Payment: (1) a Default shall have occurred and be continuing, or would result therefrom; (2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a) hereof after giving effect, on a pro forma basis, to such Restricted Payment; or (3) the aggregate amount of the Restricted Payment and all other Restricted Payments declared or made on or subsequent to the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income, accrued
                  during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of the Restricted Payment as to which financial results are available, but in no event more than 135 days prior to the date of the Restricted Payment, or, in case the Consolidated Net Income shall be a deficit, minus 100% of that deficit;

                           (B) 100% of the aggregate Net Cash Proceeds received
                  by the Company from the issue or sale of its Capital Stock, other than Disqualified Stock, or other cash contributions to its capital subsequent to the Issue Date, other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries;

                           (C) 100% of the aggregate Net Cash Proceeds received
                  by the Company from the issue or sale of its Capital Stock to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if the plan or trust Incurs any Indebtedness to or Guaranteed by the Company to finance the acquisition of such Capital Stock, the aggregate amount shall be limited to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by the plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; and

                           (D) the amount by which Indebtedness of the Company
                  or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange, other than by a Restricted Subsidiary of the Company, subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock, other than Disqualified Stock, of the Company, less the amount of any of its cash, or other property, distributed by the Company or any of its Subsidiaries upon the conversion or exchange.

                  (b) The provisions of Section 4.4(a) shall not prohibit:

                  (1) any purchase, retirement, prepayment, defeasance or redemption of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company, other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Restricted Subsidiaries; provided, however, that the purchase, retirement, prepayment, defeasance or redemption shall be excluded in the calculation of the amount of Restricted Payments and the Net Cash Proceeds from the sale shall be excluded from Section 4.4(a)(4)(B) above;

                  (2) any purchase, retirement, prepayment, defeasance or redemption of Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations, as the case may be, that in each case constitute Refinancing Indebtedness; provided, however, that the purchase, retirement, prepayment, defeasance or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) any purchase, retirement, prepayment, defeasance or redemption of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the issuer of such refinanced Disqualified Stock; provided, however, that the purchase, retirement, prepayment, defeasance or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default or Event of Default has occurred and is continuing, any purchase, retirement, prepayment, defeasance or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under
         Section 4.6 below; provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) dividends paid within 60 days after the date of declaration if at such date of declaration the dividend would have complied with this provision; provided, however, that such dividends shall be included in the calculations of the amount of Restricted Payments;

                  (6) payment of dividends or other distributions by the Company for the purposes set forth in clauses (A) through (C) below; provided, however, that any dividend or distribution described in clauses (A) and
         (B) will be excluded in the calculation of the amount of Restricted Payments and any dividend or distribution described in clause (C) will be included in the calculation of the amount of Restricted Payments:

                           (A) in amounts equal to the amounts required for
                  Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for audit, accounting, legal and other operating costs of up to $500,000 per fiscal year;

                           (B) in amounts equal to amounts required for Holdings
                  to pay federal, state and local income taxes to the extent those income taxes are attributable to the income of the Company and its Restricted Subsidiaries; and

                           (C) in amounts equal to amounts expended by the
                  Company or Holdings to repurchase Capital Stock of the Company or Holdings owned by employees, officers and directors, including former employees, officers and directors, of the Company or its Subsidiaries or their assigns, estates and heirs; provided that the aggregate amount paid, loaned or advanced pursuant to this clause (C) shall not, in the aggregate, exceed the sum of $3.0 million plus any amounts contributed by Holdings to the Company as a result of resales of the repurchased shares of Capital Stock;

                  (7) any repurchase of any Capital Stock deemed to occur upon exercise of stock options or warrants if that Capital Stock represents a portion of the exercise price of the options or warrants; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

                  (8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligation of the Company or any Guarantor Subordinated Obligation of any of the Subsidiary Guarantors pursuant to a "change of control" covenant set forth in the indenture pursuant to which the same is issued and such "change of control" covenant is substantially identical in all material respects to the comparable provisions included in Section 4.8 of this Indenture; provided that such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all of the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture pursuant to which the same is issued and provided further that the Company has repurchased all Securities required to be repurchased by the Company pursuant to the terms and conditions described under Section 4.8 of this Indenture prior to the repurchase, redemption or other acquisition or retirement for value of such Subordinated Obligation or Guarantor Subordinated Obligation pursuant to the "change of control" covenant included in such indenture; provided that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

                  (9) payments in an aggregate amount not to exceed $5.0 million for the purchase, retirement, prepayment, defeasance or redemption of a portion of the 1998 Notes, on any one or more occasions, within 270 days of the date of this Indenture; provided, however, that purchase, retirement, prepayment, defeasance or redemption of the 1998 Notes shall be excluded in the calculation of the amount of Restricted Payments; or

                  (10) Restricted Payments in an amount not to exceed $5.0 million.

                  (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the board of directors of the Company acting in good faith, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal, financial advisory, or investment banking firm of national standing if such Fair Market Value is estimated to exceed $25.0 million. Not later than the date of making any Restricted Payment (other than Restricted Payments under clauses (i) through
(viii) of the preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.4 were computed, together with a copy of any required opinion or appraisal.

                  Section 4.5 Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends, make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any of its Restricted Subsidiaries;

                  (b) make any loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date, including those arising under or in connection with the Senior Credit Agreement;

                  (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which that Restricted Subsidiary was acquired by the Company, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which that Restricted Subsidiary was acquired by the Company;

                  (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (1) or (2) or this clause (3) or contained in any amendment, supplement or modification, including an amendment and restatement, to an agreement referred to in clauses (1) or (2) or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the holders of the Securities in any material respect than encumbrances and restrictions contained in the agreements;

                  (4) in the case of this clause (c), any encumbrance or restriction:

                           (A) that restricts in a customary manner the
                  subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract,

                           (B) by virtue of any transfer of, agreement to
                  transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture, or

                           (C) contained in security agreements securing
                  Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to those security agreements;

                  (5) any restriction imposed by applicable law;

                  (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of that Restricted Subsidiary pending the closing of the sale or disposition; and

                  (7) purchase obligations for property acquired in the ordinary course of business that impose certain restrictions of the nature described in this clause (c) on the property so acquired.

                  Section 4.6 Limitation on Sales of Assets.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration, including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise, at the time of the Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to the Asset Disposition;

                  (2) at least 75% of the consideration thereof received by the Company or a Restricted Subsidiary is in the form of cash; and

                  (3) an amount equal to 100% of the Net Available Cash from the Asset Disposition is applied by the Company, or the Restricted Subsidiary, as the case may be:

                           (A) first, to the extent the Company or any
                  Restricted Subsidiary, as the case may be, elects, or is required by the terms of any Indebtedness, to prepay, repay or purchase Secured Indebtedness of the Company (other than Disqualified Stock or Subordinated Obligations) or Secured Indebtedness of a Wholly Owned Restricted Subsidiary and effect a permanent corresponding commitment reduction thereunder (other than Preferred Stock or Guaranteed Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company, or the Senior Credit Agreement (whether the Senior Credit Agreement is secured or unsecured) within one year after the later of the date of the Asset Disposition or the receipt of the Net Available Cash and effect a permanent corresponding commitment reduction thereunder;

                           (B) second, to the extent of the balance of Net
                  Available Cash after application in accordance with clause
                  (A), to the extent the Company or the Restricted Subsidiary elects, to reinvest in Additional Assets, including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary, within one year after the later of the date of the Asset Disposition or the receipt of the Net Available Cash;

                           (C) third, to the extent of the balance of the Net
                  Available Cash after application in accordance with clauses
                  (A) and (B), to make an offer to purchase pro rata (A) Securities, pursuant and subject to the conditions of this Indenture, and (B) Pari Passu Indebtedness (with similar asset sale provisions);

                           (D) fourth, to the extent of the balance of the Net
                  Available Cash after application in accordance with clauses
                  (A), (B) and (C), to the extent consistent with any other applicable provision of this Indenture or the 1998 Indenture, to prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company or Preferred Stock), in each case described in this clause (D) within one year from the receipt of the Net Available Cash or, if the Company has made an offer pursuant to clause (C), six months from the date the offer is completed; and

                           (E) fifth, any excess remaining after application of
                  the foregoing, to any other lawful purpose not prohibited by the terms of this Indenture.

                  (b) In connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 4.6(a)(3)(A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions that are not applied in accordance with this Section 4.6 at any time exceeds $1.0 million. The Company shall not be required to make an offer for the Securities pursuant to this Section 4.6 if the Net Available Cash available therefor, after application of the proceeds as provided in clauses (A) and (B) (the "Excess Proceeds"), is less than $10.0 million, which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash following any subsequent Asset Disposition.

                  (c) In the event the Company makes an Offer pursuant to this
Section 4.6 to purchase the Securities and an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer"), upon completion of such Offer and Pari Passu Offer, the amount of Excess Proceeds for purposes of this Indenture shall be reset to zero.

                  (d) For purposes of Section 4.6(a)(2), the following will be deemed to be cash:

                  (1) the assumption of Indebtedness, other than Subordinated Obligations, Guarantor Subordinated Obligations or Disqualified Stock of the Company or any of its Restricted Subsidiaries, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition; and

                  (2) securities received by the Company or any of Restricted Subsidiaries of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days following the receipt thereof.

                  (e) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.6(a)(3)(C), the Company will be required to apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition as follows: (A) the Company will make an offer to purchase (an "Offer") within 10 days of such time from all holders of the Securities in accordance with the procedures set forth below in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Securities Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness and (B) to the extent required by such Pari Passu Indebtedness, the Company will make a Pari Passu Offer in an amount equal to the excess of the Excess Proceeds over the Securities Amount at a purchase price of 100% of the principal amount required by the terms thereof plus accrued and unpaid interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth below with respect to the Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the Securities tendered pursuant to the Offer and Pari Passu Indebtedness tendered pursuant to the Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Company for use in accordance with Section 4.6(a)(3)(E) above.

                  (f) Promptly, and in any event within 10 days after the Company is required to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his or her Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

                  Not later than the date upon which such written notice of an Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period (the "Offer Period") for which the Offer remains open, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.

                  Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing its election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

                  Section 4.7 Limitation on Affiliate Transactions.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could be obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of the transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) in the event such Affiliate Transaction involves aggregate consideration in excess of $1.0 million, the terms of the transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 4.7(a)(1) above); and

                  (3) in the event the Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the Company has received a written opinion from an independent accounting, appraisal, financial advisory or investment banking firm of national standing that such Affiliate Transaction is fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The provisions of Section 4.7(a) will not prohibit:

                  (1) any Restricted Payment permitted to be paid pursuant to the covenant described under Section 4.4 hereof (and in the case of Permitted Investments, only those described in clauses (5), (6), (9) and (10) of the definition of Permitted Investments);

                  (2) the performance of the Company's or its Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business;

                  (3) payment of compensation to, and indemnity provided on behalf of, employees, officers, directors or consultants in the ordinary course of business;

                  (4) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans;

                  (5) any transaction between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries; or

                  (6) the provision by Persons (including J.P. Morgan Partners
         (BHCA), L.P. and DLJ Merchant Banking Partners, L.P. and Persons directly or indirectly controlled by such entities) who may be deemed Affiliates or stockholders of the Company of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services, to the Company or its Restricted Subsidiaries, on customary terms.

                  Section 4.8 Change of Control.

                  (a) Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities as described under
Section 3.7 hereof, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), such repurchase to be made in accordance with Section 4.8(b) below.

                  (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder of record with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts and financial information concerning such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section 4.8 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

                  (f) Notwithstanding anything to the contrary in this Section 4.8, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.8 hereof and purchases all Securities validly tendered and not withdrawn under the Change of Control Offer.

                  Section 4.9 Limitation on Sale of Restricted Subsidiary Capital Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, (i) transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person, other than to the Company or a Wholly Owned Restricted Subsidiary, or (ii) permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that the foregoing shall not prohibit the conveyance, sale, lease or other disposition of all the Capital Stock of a Restricted Subsidiary if the Net Available Cash from that transfer, conveyance, sale, lease, other disposition or issuance are applied in accordance with Section 4.6 hereof.

                  Section 4.10 Future Subsidiary Guarantors. If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary, after the date of this Indenture, then that Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture (substantially in the form of Exhibit E hereto) and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created; provided, that this Section 4.10 does not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

                  Section 4.11 Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of the Liens, effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

                  Section 4.12 Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

                  (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

                  (b) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to either Section 4.3(a) or
(b) hereof;

                  (c) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities under Section 4.11 hereof; and

                  (d) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 4.6 hereof (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the cash proceeds net of fees and expenses received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

                  Section 4.13 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.4(a) hereof or the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                  Section 4.14 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities. So long as any of the Securities shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York for such purposes. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints the Trustee for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee in the City of Wilmington, State of Delaware, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee will give the Company prompt notice of any change in location of the Trustee's principal office.

                  Section 4.15 Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

                  Section 4.16 Provision as to Paying Agent.

                  (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.14:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities whether such sums have been paid to it by the Company (or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities and will notify the Trustee of the receipt of sums to be so held;

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

                  (3) that it will at any time during the continuance of any Event of Default specified in Section 6.1(1) or 6.1(2), upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

                  (4) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                  (b) If the Company shall not act as its own Paying Agent, it will, by 10:00 a.m. on the Business Day prior to each due date of the principal of or premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the holders of Securities entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

                  (c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

                  (d) Anything in this Section 4.16 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.16, such sums to be held by the Trustee upon the trusts herein contained.

                  (e) Anything in this Section 4.16 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
4.16 is subject to the provisions of Sections 8.4 and 8.6.

                  Section 4.17 Maintenance of Corporate Existence. So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 4.15 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and the corporate existence and franchises of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

                  Section 4.18 Compliance Certificate.

                  (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.19 Taxes. The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

                  Section 4.20 Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.21 Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture or as may be reasonably requested by the Trustee.

                  Section 4.22 Effectiveness of Covenants. The covenants described under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.9 and Section 5.1(c) (collectively, the "Suspended Covenants") will no longer be in effect upon the Company attaining Investment Grade Status. If at any time the Company's credit rating is downgraded from Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Company subsequently attains Investment Grade Status (in which event the Suspended Covenants shall again no longer be in effect for such time that the Company maintains Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Company attains Investment Grade Status and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.



                                   ARTICLE V.

                                SUCCESSOR COMPANY

                  Section 5.1 Merger, Consolidation or Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

                  (a) the resulting, surviving or transferee Person (the "Successor Company") is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company, if not the Company, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (b) immediately after giving effect to the transaction, and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary of the Successor Company as a result of the transaction as having been Incurred by the Successor Company or that Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

                  (c) immediately after giving effect to the transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a) hereof; and

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture, if any, comply with this Indenture.

                  Section 5.2 Successor Corporation Substituted.

                  (a) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor, the Company, in the case of a lease of all or substantially all of its assets, will not be released from the obligation to pay the principal, interest and premium (if any) on the Securities.

                  (b) Notwithstanding Section 5.1, any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Wholly Owned Restricted Subsidiary of the Company, and the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits.

                  (c) For purposes of this Section 5.2, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                                  ARTICLE VI.

                              DEFAULTS AND REMEDIES

                  Section 6.1 Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest or Additional Interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (3) the Company or any Subsidiary Guarantor fails to comply with Section 5.1;

                  (4) the Company fails to comply for 30 days after notice with any of its obligations under Article IV hereof (other than a failure to purchase Securities, which will constitute an Event of Default under clause (2) above);

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million for so long as the 1998 Notes remain outstanding, and thereafter exceeds $10.0 million, and the default shall not have been cured or the acceleration rescinded within a 10-day period, except with respect to Disqualified Stock pursuant to which the exclusive remedy of the holders thereof is additional seats on the board of directors of the Company or a Subsidiary;

                  (7) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                           (E) takes any comparable action under any foreign
                  laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property;

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary; or

                           (D) any similar relief is granted under any foreign
                  laws;

                  and the order, decree or relief remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $5.0 million for so long as the 1998 Notes remain outstanding, and thereafter exceeds $10.0 million, to the extent not covered by insurance, is rendered against the Company or a Significant Subsidiary and the judgment or decree shall remain undischarged or unstayed for a period of 60 days after it becomes final and non-appealable (the "judgment default provision"); or

                  (10) the failure of any Subsidiary Guarantee to be in full force and effect, except as contemplated by the terms thereof, or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under this Indenture or any Subsidiary Guarantee if such default continues for 10 days.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  Notwithstanding the foregoing, a Default under Section 6.1(4) or Section 6.1(5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  Section 6.2 Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the






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

Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

                  (b) If an Event of Default occurs on or after March 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.7 hereof or was required to repurchase the Securities, then an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon acceleration of the Securities, anything in this Indenture or in the Securities to the contrary notwithstanding.

                  (c) If an Event of Default occurs prior to March 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to such date, then, upon acceleration of the Securities, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on March 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Securities on the date of payment that would otherwise be due but for the provisions of this sentence):

        YEAR                                                                               PERCENTAGE
        ----                                                                               ----------
        2003.............................................................................   10.750%
        2004.............................................................................    9.406%
        2005.............................................................................    8.063%
        2006.............................................................................    6.719%

                  Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Section 6.4 Waiver of Past Defaults. The Holders of a majority in outstanding principal amount of the Securities, voting as a single class, by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under
Section 9.2 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                  Section 6.5 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that, subject to Section 7.1, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  Section 6.6 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

                  (2) Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with the Holders' request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.7.

                  Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

                  Third:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                  ARTICLE VII.

                                     TRUSTEE

                  Section 7.1 Duties of Trustee.


                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of Section
         7.1(b);

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c).

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

                  Section 7.2 Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed in good faith.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificated statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, voting as a single class; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity or security against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

                  (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

                  (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

                  (j) Except for (i) a default under Sections 6.1(1) or (2) hereof, or () any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                  Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  Section 7.6 Reports by Trustee to Holders.

                  (a) As promptly as practicable after each June 15 beginning with the June 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

                  (b) A copy of each report at the time of its mailing to Holders shall be filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  Section 7.7 Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for its services as set forth in a separate fee agreement between the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys' fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

                  (b) To secure the Company's payment obligations in this
Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

                  (c) The Company's payment obligations pursuant to this Section
7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 7.8 Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                  (b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

                  (c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  Section 7.9 Successor Trustee by Merger.

                  (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  (b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VIII.

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  Section 8.1 Discharge of Liability on Securities; Defeasance.

                  (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.7), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

                  (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantee and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.3 through 4.13, 5.1(c) and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7), 6.8 (but only with respect to a Significant Subsidiary) and 6.1(9) (but only with respect to a Significant Subsidiary) ("covenant defeasance option"); provided, however, no deposit under this Article VIII shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 123 days following any such deposit. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(5), 6.1(6) or 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Subsidiary) or 6.1(9) or because of the failure of the Company to comply with Section 5.1(3) and Section 5.1(4).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4,
8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  Section 8.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust (the "defeasance trust") with the Trustee, for the benefit of the Holders, cash or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, interest and premium, if any, when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal, interest and premium, if any, when due on all the Securities to maturity or redemption, as the case may be;

                  (3) (A) no Event of Default (excluding a Default or Event of Default arising from breach of Section 4.3 as a result of the borrowing of funds to be applied to such deposit) shall have occurred or be continuing on the date of such deposit and (B) 123 days pass after the deposit is made and during the 123-day period no Default specified in
         Section 6.1(7) or 6.1(8) with respect to the Company occurs which is continuing at the end of such period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Company has received from, or
         there has been published by, the Internal Revenue Service a ruling, or
         (B) since the date hereof there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (8) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 8.2(i) above;

                  (9) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; (10) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

                  (11) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  Section 8.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and premium, if any, on the Securities.

                  Section 8.4 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, interest or premium, if any, on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee




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

or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                                   AMENDMENTS

                  Section 9.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Securities or the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities;

                  (5) to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;



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

                  (7) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA;

                  (8) to make any change that does not adversely affect the rights of any Holder;

                  (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities;

                  (10) to provide for the issuance of Additional Securities in accordance with this Indenture; or

                  (11) to conform the text of this Indenture, the Subsidiary Guarantees or the Securities to any provision of the "Description of Notes" in the February 21, 2003 Offering Circular relating to the Initial Securities to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Securities.

                  After an amendment under this Section 9.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.1.

                  Section 9.2 With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, voting as a single class. However, without the consent of each Holder, an amendment may not:

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased in accordance with Section 3.7 of this Indenture;

                  (5) make any Security payable in currency other than that stated in the Security;

                  (6) impair the right of any holder to receive payment of principal, interest and premium (including the amount of premium), if any, on such holder's Securities on or after the due dates therefor (other than a repurchase required by Section 4.6 or 4.8 hereof or to institute suit for the enforcement of any payment on or with respect to such holder's Securities); or



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

                  (7) make any change in Section 6.4 or 6.7 or the second sentence of this Section 9.2.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  A consent to any amendment or waiver under this Indenture by any holder of Securities given in connection with a tender of such holder's Securities will not be rendered invalid by such tender.

                  After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

                  Section 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  Section 9.4 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  Section 9.5 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  Section 9.6 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not




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sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating (i) that such amendment is authorized or permitted by this Indenture that all conditions precedent have been met, (ii) that all conditions precedent have been met and (iii) that no Default or Event of Default will occur as a result of the execution of such amendment.

                                   ARTICLE X.

                              SUBSIDIARY GUARANTEE

                  Section 10.1 Subsidiary Guarantee. Each Subsidiary Guarantor which becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.10 hereby, jointly and severally, unconditionally and irrevocably, Guarantees to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations owing of the Company under this Indenture (including obligations owing to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

                  The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (vi) any change in the ownership of the Company.

                  The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the




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

foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

                  The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this
Section 10.1.

                  The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

                  Section 10.2 Limitation on Liability. Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive



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

contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

                  Section 10.3 Execution and Delivery of Subsidiary Guarantee. To evidence its Guarantee set forth in Section 10.1, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.

                  Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

                  In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, or a Subsidiary becomes a Domestic Subsidiary, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.10 hereof and this Article 10, to the extent applicable.

                  Section 10.4 Successors and Assigns.

                  (a) This Article X shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  (b) Notwithstanding the foregoing, all obligations of a Subsidiary Guarantor under this Article X shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon (i) the unconditional release of such Subsidiary from its liability in respect of the Indebtedness in connection with which it became a Subsidiary Guarantor hereunder pursuant to Section 4.10; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Subsidiary of the Company, of all of the Capital Stock in, or all or substantially all of the assets of, such Subsidiary Guarantor; provided that
(i) such sale or disposition of such Capital Stock or assets is otherwise in compliance with this Indenture and (ii) such Subsidiary Guarantor has been unconditionally released from its liability in respect of the Indebtedness in connection with which it became a Subsidiary Guarantor hereunder pursuant to
Section 4.10.



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

                  Section 10.5 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

                  Section 10.6 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.6. The provisions of this
Section 10.5 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  Section 10.7 No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                  Section 10.8 Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.



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

                                  ARTICLE XI.

                                  MISCELLANEOUS

                  Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  Section 11.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Doane Pet Care Company
                           210 Westwood Place South, Suite 400
                           Brentwood, Tennessee 37027
                           Attention: Chief Financial Officer

                           With a copy to:

                           Doane Pet Care Company
                           210 Westwood Place South, Suite 400
                           Brentwood, Tennessee 37027
                           Attention: General Counsel

                           if to the Subsidiary Guarantors:

                           Doane Pet Care Company
                           210 Westwood Place South, Suite 400
                           Brentwood, Tennessee 37027
                           Attention: Chief Financial Officer

                           With a copy to:

                           Doane Pet Care Company
                           210 Westwood Place South, Suite 400
                           Brentwood, Tennessee 37027
                           Attention: General Counsel

                           if to the Trustee:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention:  Corporate Trust Administration



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

                  The Company, any of the Subsidiary Guarantors, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar. Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 11.3 Communication by Holders with other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 11.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  Section 11.6 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.



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

                  Section 11.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the State of Delaware. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  Section 11.8 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 11.9 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Section 11.10 Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 11.11 Multiple Originals; Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

                  Section 11.12 Severability. In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  Section 11.13 Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

                  Section 11.14 Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  Section 11.15 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for




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

convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  Section 11.16 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    DOANE PET CARE COMPANY




                                    By:  /s/ Philip K. Woodlief
                                         ---------------------------------------
                                         Name:  Philip K. Woodlief
                                         Title: Vice President, Finance and
                                                Chief Finance Officer



                                    WILMINGTON TRUST COMPANY, as Trustee




                                    By:  /s/ James McGinley
                                         ---------------------------------------
                                         Name:  James McGinley
                                         Title: Authorized Signer



                                    DPC INVESTMENT CORP.




                                    By:  /s/ Philip K. Woodlief
                                         ---------------------------------------
                                         Name:  Philip K. Woodlief
                                         Title: Vice President, Finance and
                                                Chief Finance Officer



                                    DOANE/WINDY HILL JOINT VENTURE L.L.C.




                                    By:  /s/ Philip K. Woodlief
                                         ---------------------------------------
                                         Name:  Philip K. Woodlief
                                         Title: Vice President, Finance and
                                                Chief Finance Officer

                                 [Face of Note]

                             DOANE PET CARE COMPANY

                          10 3/4% SENIOR NOTE DUE 2010

                                                             CUSIP NO. _________

No. __                                          Principal Amount $______________



Doane Pet Care Company, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of _________________________________ dollars on March 1, 2010.

Interest Payment Dates:  March 1 and September 1 commencing September 1, 2003.

Record Dates: February 15 and August 15.

Dated: February 28, 2003



                                       DOANE PET CARE COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



WILMINGTON TRUST COMPANY

as Trustee, certifies that this is one of the Securities referred to in the Indenture.




By:      ____________________
         Authorized Signatory

                               [BACK OF SECURITY]

                             DOANE PET CARE COMPANY

                          10 3/4% SENIOR NOTES DUE 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Note Legend, if applicable pursuant to the provisions of the Indenture]

                  Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Doane Pet Care Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 10 3/4% per annum from March 1, 2003 until maturity [and shall pay the Additional Interest, if any, payable pursuant to Section 7 of the Registration Rights Agreement referred to below.]* The Company will pay interest [and Additional Interest, if any,]* semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 1, 2003. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest, if any,]* (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of

--------

* Delete for Exchange Security.


                                      A1-3
the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, a Delaware banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  (4) INDENTURE. The Company issued the Securities under an Indenture dated as of February 28, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company and may be issued in an unlimited principal amount.

                  (5) Optional Redemption.

                  (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company will not have the option to redeem the Securities prior to March 1, 2007. On and after March 1, 2007, the Company may redeem all or, from time to time, part of the Securities, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 1 of the years set forth below:

        YEAR                                                                                PERCENTAGE
        ----                                                                                ----------
        2007                                                                                105.375%
        2008                                                                                102.688%
        2009 and thereafter                                                                 100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities, including the Additional Securities, if any, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:

                  (1) at least 65% of the original aggregate principal amount of the Securities, including the Additional Securities, if any, remains outstanding after each such redemption; and

                  (2) the redemption occurs within 60 days after the closing of such Equity Offering.

                  (c) At any time on or prior to March 1, 2007, the Company (or a third party) may redeem the Securities as a whole as its (or their) option upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice, but in no event upon more than 90 days after the occurrence of the Change of Control, mailed by first class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

                  (6) Mandatory Redemption.

                  The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

                  (7) Repurchase at Option of Holder.

                  (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, [plus Additional Interest, if any,]* to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) Following the consummation of an Asset Disposition by the Company or a Restricted Subsidiary, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Company will commence an offer to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of an Asset Disposition pursuant to Section 4.6 of the Indenture

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

--------------

* Delete for Exchange Securities.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities or to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or surrender any right of power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of the Exchange Securities, to provide for the issuance of Additional Securities in accordance with this Indenture, or to conform the text of the Indenture, the Subsidiary Guarantees or the Securities to any provision of the "Description of Notes" in the February 21, 2003 Offering Circular relating to the Initial Securities to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Securities.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults in any payment of interest [or Additional Interest (as required by the Registration Rights Agreement)]* on any Security when the same becomes due and payable, and such default continues for a period of 30 days, (ii) a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the Company or any Subsidiary Guarantor fails to comply with Section 5.1 of the Indenture, (iv) the Company fails to comply for 30 days after notice with any of its obligations under Article IV of the Indenture (other than a failure to purchase Securities, which will constitute an Event of Default under clause (ii) above), (v) the


------------

* Delete for Exchange Security.

Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below, (vi) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million for so long as the 1998 Notes remain outstanding, and thereafter exceeds $10.0 million, and the default shall not have been cured or the acceleration rescinded within a 10-day period, except with respect to Disqualified Stock pursuant to which the exclusive remedy of the holders thereof is additional seats on the board of directors of the Company or a Subsidiary, (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, (viii) any judgment or decree for the payment of money in excess of $5.0 million for so long as the 1998 Notes remain outstanding, and thereafter in excess of $10.0 million, to the extent not covered by insurance, is rendered against the Company or a Significant Subsidiary and the judgment or decree shall remain undischarged or unstayed for a period of 60 days after it becomes final and non-appealable, or
(ix) the failure of any Subsidiary Guarantee to be in full force and effect, except as contemplated by the terms thereof, or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or any Subsidiary Guarantee if such default continues for 10 days. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable without further action or notice.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, or stockholder, of the Company or any of the Subsidiary Guarantors, as such, will not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  (15) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SECURITIES AND RESTRICTED DEFINITIVE SECURITIES. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement dated as of February 28, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof.]*

                  (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].* Requests may be made to:

                  Doane Pet Care Company
                  210 Westwood Place South, Suite 400
                  Brentwood, Tennessee 37027
                  Attention: Chief Financial Officer



---------------------

* Delete for Exchange Security.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:_______________________________
                                                 (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                        Your Signature:_________________________________________
                (Sign exactly as your name appears on the face of this Security)


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the appropriate box below:

                        Section 4.6              Section 4.8

                  If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount you elect to have purchased:

                                                 $_________________

Date:  _______________

                               Your Signature:__________________________________
                (Sign exactly as your name appears on the face of this Security)

                         Tax Identification No.:________________________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                          AMOUNT OF DECREASE                             PRINCIPAL AMOUNT OF    SIGNATURE OF
                          IN PRINCIPAL AMOUNT    AMOUNT OF INCREASE IN   THIS GLOBAL SECURITY   AUTHORIZED OFFICER
                          OF THIS GLOBAL         PRINCIPAL AMOUNT OF     FOLLOWING SUCH         OF TRUSTEE OR
DATE OF EXCHANGE          SECURITY               THIS GLOBAL SECURITY    DECREASE OR INCREASE   SECURITIES CUSTODIAN
----------------          -------------------    ---------------------   --------------------   --------------------







                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF EXCHANGE

Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027

[Registrar address block]

         Re:  Doane Pet Care Company's 10 3/4% Senior Notes due 2010

                              (CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of February 28, 2003 (the "Indenture"), among Doane Pet Care Company, as issuer (the "Company"), the Guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $____________ in such Security[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

                  (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"),
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and

(iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security, [ ] Regulation S Global Security, [ ] IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                         _______________________________________
                                                [Insert Name of Transferor]


                                         By:____________________________________
                                            Name:
                                            Title:

Dated:  ______________________

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Doane Pet Care Company
210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027

[Registrar address block]

         Re:  Doane Pet Care Company's 10 3/4% Senior Notes due 2010

                  Reference is hereby made to the Indenture, dated as of February 28, 2003 (the "Indenture"), among Doane Pet Care Company, as issuer (the "Company"), the guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Security, or

                  (b) [ ] a Definitive Security,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial

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

                                                                       EXHIBIT C

interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      __________________________________________
                                         [Insert Name of Accredited Investor]


                                      By:_______________________________________
                                         Name:
                                         Title:

Dated:  _______________________

                                                                       EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

                  For value received, the undersigned Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 28, 2003 (the "Indenture") among Doane Pet Care Company, (the "Company"), the Subsidiary Guarantors thereto and Wilmington Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium [and Additional Interest,]* if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be subject in right to payment upon any defeasance of this Security in accordance with the provisions of the Indenture.


                                         [NAME OF GUARANTOR(S)]


                                         By:____________________________________
                                            Name:
                                            Title:



-----------------

* Delete for Exchange Security.

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 20__, among ______ (the "Guaranteeing Subsidiary"), a subsidiary of Doane Pet Care Company (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 28, 2003 providing for the issuance of 10 3/4% Senior Notes in an unlimited principal amount (the "Securities");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Securities Guarantee"); and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee and the incorporation of such terms into this Supplemental Indenture.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Security Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

                                                                       EXHIBIT E


         4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  _______________, 20__

                                        GUARANTEEING SUBSIDIARY

                                        By:  _______________________________
                                             Name:
                                             Title:

                                        DOANE PET CARE COMPANY

                                        By:  _______________________________
                                             Name:
                                             Title:

                                        WILMINGTON TRUST COMPANY,
                                         as Trustee

                                        By:  _______________________________
                                             Authorized Signatory


                                      E-2